Exhibit 99.1

For Investor Relations Inquiries:

Raphael Gross of ICR

203.682.8253

For Media Inquiries:

Brian Little of Bojangles’ Restaurants, Inc.

704.519.2118

David Millar/Danya Al-Qattan

Sard Verbinnen & Co

212.687.8080

Bojangles’, Inc. Stockholders Approve Acquisition by

Durational Capital Management and The Jordan Company

CHARLOTTE, N.C. — (Globe Newswire) — January 10, 2019 — Bojangles’, Inc. (“Bojangles’” or the “Company”) (NASDAQ: BOJA) announced that at a special meeting of stockholders held earlier today at Bojangles’ corporate offices, the Company’s stockholders voted to adopt the merger agreement pursuant to which the Company would be acquired by Durational Capital Management LP and The Jordan Company, L.P. in an all-cash transaction, which was first announced on November 6, 2018.

Approximately 33.4 million shares voted at the special meeting were voted in favor of the proposal to adopt the merger agreement, representing over 88% of the outstanding shares of Bojangles’ common stock entitled to vote at the special meeting. The Company will file the final vote results with the Securities and Exchange Commission on a Form 8-K.

Under the terms of the merger agreement, Bojangles’ stockholders will be entitled to receive $16.10 per share in cash upon completion of the merger, which remains subject to the satisfaction of customary closing conditions.

The transaction is expected to close in the first fiscal quarter of 2019. Upon closing of the transaction, Bojangles’ common stock will cease trading on the NASDAQ Global Select Market, and Bojangles’ will continue to be operated as an independent, privately-held company and will remain based in Charlotte, N.C.

Advisors

BofA Merrill Lynch acted as financial advisor and Shearman & Sterling LLP acted as legal counsel to Bojangles’ and its Board of Directors. Houlihan Lokey also acted as financial advisor to Bojangles’ and its Board of Directors.

Citigroup Global Markets Inc. served as financial advisor to the consortium and, together with KKR Capital Markets LLC, provided fully committed financing in support of the transaction. Akin Gump Strauss Hauer & Feld LLP, Kirkland & Ellis LLP, and Seyfarth Shaw LLP acted as legal counsel in connection with the transaction.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes, including breakfast served All Day, Every Day. Founded in 1977 in Charlotte, N.C., Bojangles’® serves menu items such as made-from-scratch biscuit breakfast sandwiches, delicious hand-breaded bone-in chicken, flavorful fixin’s (sides) and Legendary Iced Tea®. At December 30, 2018, Bojangles’ had 759 system-wide restaurants, of which 319 were company-operated and 440 were franchised restaurants, primarily located in the Southeastern United States. For more information, visit www.bojangles.com or follow Bojangles’ on Facebook, Instagram and Twitter.

About Durational Capital Management LP

Based in New York, Durational Capital Management LP is an investment firm that invests in high quality consumer companies. Durational approaches its investments with a strategic mindset and focuses on driving long-term value creation through partnership with top tier management teams and actively supporting management to drive operational improvements. The firm was founded in 2017, and its investment professionals have extensive experience investing in the consumer sector. For more information, visit: www.durational.com.

About The Jordan Company, L.P.

The Jordan Company, founded in 1982, is a middle-market private equity firm that has managed funds with original capital commitments in excess of $11 billion since 1987 and a 36-year track record of investing in and contributing to the growth of many businesses across a wide range of industries including Industrials, Transportation & Logistics, Healthcare, Consumer, and Telecom, Technology & Utility. The senior investment team has been investing together for over 20 years and it is supported by the Operations Management Group, which was established in 1988 to initiate and support operational improvements in portfolio companies. Headquartered in New York, TJC also has an office in Chicago. For more information, visit: www.thejordancompany.com.

Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the conditions to the consummation of the merger under the merger agreement may not be satisfied, and (c) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Bojangles’ from specifically enforcing obligations of Walker Parent, Inc. (“Parent”), an investment vehicle of Durational Capital Management LP and The Jordan Company, L.P., under the merger agreement or recovering damages for any breach by Parent; (2) the effects that any termination of the merger agreement may have on Bojangles’ or its business, including the risks that (a) Bojangles’ stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Bojangles’ to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Bojangles’ and its business, including the risks that as a result (a) Bojangles’ business, operating results or stock price may suffer, (b) Bojangles’ current plans and operations may be disrupted, (c) Bojangles’ ability to retain or recruit key employees may be adversely affected, (d) Bojangles’ business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Bojangles’ management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Bojangles’ ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Bojangles’ and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Bojangles’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated or supplemented by subsequent reports that Bojangles’ has filed or files with the SEC, including Bojangles’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor Bojangles’ assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.